EXHIBIT 99

FOR IMMEDIATE RELEASE

NEWS RELEASE
Triad Guaranty Inc.
NASDAQ Symbol: TGIC
www.triadguaranty.com


Contact:  Ron Kessinger
          Executive Vice President, Chief Financial Officer
          800-451-4872 ext.1104
          rkessinger@tgic.com


                       TRIAD GUARANTY INC. REPORTS RECORD
                 FIRST QUARTER 2004 NET INCOME OF $14.0 MILLION


WINSTON-SALEM, N.C., April 27, 2004 -- Triad Guaranty Inc. (NASDAQ: TGIC) today reported record first quarter 2004 net income of $14.0 million compared to $12.4 million in the first quarter of 2003, an increase of 14 percent. Diluted earnings per share for the first quarter of 2004 totaled $0.96 compared to $0.86 in the first quarter of 2003. Included in net income in the first quarter of 2004 were net realized investment gains of $577 thousand compared to $219 thousand in the 2003 first quarter.

Darryl W. Thompson, President and Chief Executive Officer, said, "We are pleased with our continued steady growth as exhibited by a 20 percent increase in earned premium for the first quarter of 2004 compared to the same period a year ago coupled with strong growth in insurance in force from a year ago. We are encouraged by the recent improvements in persistency, which positively affect both renewal earned premiums and the amortization of deferred acquisition costs
(DAC). While the overall rise in interest rates that we experienced in the first quarter had a positive impact on persistency, the current interest rate environment could dampen future production as we see refinance levels decline. "

Insurance in force reached $33.9 billion at March 31, 2004 compared to $31.7 billion at December 31, 2003 and $26.0 billion at March 31, 2003, reflecting growth in both the flow and bulk business. Total insurance written for the first quarter of 2004 was $4.7 billion, up 24 percent from $3.8 billion in the first quarter of 2003. Insurance written attributable to structured bulk transactions totaled $2.3 billion in the first quarter of 2004 compared to $136 million for the first three months of 2003. Insurance written on flow business in the first quarter of 2004 slowed to $2.4 billion as the refinance market continued its downward trend, compared to $3.6 billion in the first quarter of 2003.

Refinance business accounted for 35.4 percent of flow insurance written for the first quarter of 2004 compared to 57.2 percent for the same period of 2003. Persistency, or the percentage of insurance remaining in force compared to one year prior, was 54.6 percent at March 31, 2004 compared to 50.7 percent at December 31, 2003 and 59.1 percent at March 31, 2003.

The Company's expense ratio was 29.4 percent in the first quarter of 2004 compared to 32.9 percent in the first quarter of 2003. The improvement in the expense ratio reflects an increase in expenses of only 3 percent compared to the first quarter of 2003, in part attributable to a decrease in DAC amortization, while earned premium increased by 20 percent during the same period. According to Thompson, "Improvements in our expense ratio continue to be significant, as we continue to realize the benefits of our investments in technology coupled with strong premium growth." The ratio of losses incurred to premiums earned was
26.3 percent for the first quarter of 2004 compared to 18.7 percent for the first quarter of 2003 and 19.9 percent for all of 2003. The rise in incurred losses was driven by both an increase in paid losses and a higher level of reserves resulting from the increase in the number of delinquencies for both the Company's flow and bulk business. The Company's ratio of delinquent loans to total certificates in force, including both flow and bulk, was 1.89 percent at March 31, 2004, 1.80 percent at December 31, 2003, and 1.54 percent at March 31, 2003. Mr. Thompson stated, "We anticipate a continued decline in our expense ratio during 2004. Based upon our current mix of business and the seasoning of our portfolio, we also expect an increase in the loss ratio during the remainder of the year. However, the development of losses is in line with our expectations."


Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer providing mortgage insurance (MI) to residential mortgage lenders. Private MI makes homeownership available to borrowers with equity of less than 20%, facilitates the sale of mortgage loans in the secondary market and protects lenders from default-related expenses. For more information about Triad Guaranty Insurance Corporation, visit the company's web site at www.triadguaranty.com.

This document contains forward-looking statements which involve various risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Attention is directed to the discussion of risks and uncertainties as part of the Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 contained in the Company's most recent annual report, Form 10-K and other reports filed with the Securities and Exchange Commission. - ### - (Relevant Triad Guaranty Inc. financial statistics follow this news release.)

                               Triad Guaranty Inc.
              Selected Consolidated Financial and Statistical Data
                                   (Unaudited)

                                                                   Three Months Ended
                                                                         March 31,
                                                                 2004               2003
                                                                 ----               ----
INCOME STATEMENT DATA (for period ended):                  (Dollars in thousands except per share
                                                                        amounts)
Premiums written:
       Direct                                                   $ 40,316           $ 34,026
       Assumed                                                         1                  1
       Ceded                                                      (7,971)            (5,887)
                                                                --------           --------
               Net premiums written                             $ 32,346           $ 28,140
                                                                ========           =========
     Earned premiums                                            $ 33,812           $ 28,132
     Net investment income                                         4,586              4,333
     Realized investment gains (losses)                              577                219
     Other income                                                      3                 12
                                                                --------           --------
       Total revenues                                             38,978             32,696
     Net losses and loss adjustment expenses                       8,883              5,265
     Interest expense on debt                                        693                693
     Amortization of deferred policy acquisition costs             3,185              3,418
     Other operating expenses - net                                6,340              5,841
                                                                --------           --------
     Income before income taxes                                   19,877             17,479
     Income taxes                                                  5,833              5,127
                                                                --------           --------
     Net income                                                 $ 14,044           $ 12,352
                                                                ========           =========
     Basic earnings per share                                   $   0.97           $   0.87
     Diluted earnings per share                                 $   0.96           $   0.86

Weighted average common and common
        stock equivalents outstanding (in thousands)
       Basic                                                      14,459             14,221
       Diluted                                                    14,671             14,399

GAAP OPERATING RATIOS:
     Loss ratio                                                    26.3%              18.7%
     Expense ratio                                                 29.4%              32.9%
     Combined ratio                                                55.7%              51.6%

OTHER OPERATING INFORMATION ($ millions)
          Total insurance written                               $  4,663           $  3,766
           - Flow                                               $  2,380           $  3,630
           - Bulk                                               $  2,282           $    136
     New risk written                                           $    797           $    859
     Product mix as a % of flow insurance written:
          95% LTV's                                                45.0%              37.4%
          ARMs                                                     26.9%              14.1%
          Monthly premium                                          91.1%              76.3%
          Annual premium                                            8.5%              23.3%
          Refinances                                               35.4%              57.2%

Note: The Company periodically enters into structured transactions involving loans that have insurance effective dates within the current reporting period but for which detailed loan information regarding the insured loans is not provided until later. When this occurs, the Company accrues due premium in the reporting period based on each loan's insurance effective date; however, the loans are not reflected in the Company's inforce and related data totals until the loan level detail is reported to the Company. At March 31, 2004, the Company had approximately $392 million of structured transactions with effective dates within the first quarter for which loan level detail had not been received and therefore are not included in inforce and related data totals herein.

                               Triad Guaranty Inc.
                               Balance Sheet Data
                                   (Unaudited)

                                                                    March 31,       December 31,         March 31,
                                                                      2004              2003               2003
                                                                      ----              ----               ----
BALANCE SHEET DATA (at period end):
                                                                 (Dollars in thousands except per share amounts)
Assets:
     Cash and invested assets                                     $   433,644       $   414,501       $   361,057
     Deferred policy acquisition costs                                 30,863            29,363            30,050
     Prepaid federal income tax                                        98,124            98,124            78,722
     Other assets                                                      32,935            33,591            32,305
                                                                  -----------       -----------       -----------
          Total assets                                            $   595,566       $   575,579       $   502,134
                                                                  ===========       ===========       ===========

Liabilities:
     Losses and loss adjustment expenses                          $    29,945       $    27,186       $    23,066
     Unearned premiums                                                 14,158            15,630             8,567
     Deferred income tax                                              121,480           115,459            99,036
     Long-term debt                                                    34,488            34,486            34,481
     Other liabilities                                                  9,236            12,887            12,600
                                                                  -----------       -----------       -----------
         Total liabilities                                            209,307           205,648           177,750
     Total stockholders' equity                                       386,259           369,931           324,384
                                                                  -----------       -----------       -----------
Total liabilities and stockholders' equity                        $   595,566       $   575,579       $   502,134
                                                                  ===========       ===========       ===========

Stockholders' equity per share:
     Including unrealized gains or losses on investments          $     26.68       $     25.62       $    22.73
     Excluding unrealized gains or losses on investments          $     25.80       $     24.85       $    22.05

Common shares outstanding                                          14,476,623        14,438,637        14,272,494

                               Triad Guaranty Inc.
                          Other Statistical Information
                                   (Unaudited)

                                                      March 31,     December 31,        March 31,
                                                       2004             2003              2003
                                                       ----             ----              ----
Direct insurance in force ($ millions)              $  33,886        $  31,748         $  26,004
Direct risk in force (gross)                        $   7,207        $   7,024         $  6,002
Net risk in force                                   $   6,734        $   6,590         $  5,699
Risk-to-capital ratio                                  15.2:1           15.3:1            15.2:1
Number of insured loans                               249,683          236,234           195,928
Persistency                                             54.6%            50.7%             59.1%
Quarterly persistency run rate                          68.5%            46.3%             50.8%

Average loan size ($ thousands)
     - Flow business                                $   131.3        $   131.2         $   130.8
     - Bulk business                                $   157.2        $   155.4         $   152.7

Severity ($ thousands)
     - Flow business                                $    27.4        $    28.2         $    22.5
     - Bulk business                                $    28.0        $    26.9         $    27.5

Quarterly net paid claims and LAE ($ thousands)     $   6,124        $   5,466         $   3,560
     - Flow business                                $   5,355        $   4,632         $   3,419
     - Bulk business                                $     769        $     834         $     141

Total delinquent loans                                  4,722            4,242             3,009
     - Flow business                                    3,343            3,053             2,280
     - Bulk business                                    1,379            1,189               729

Total delinquency rate                                  1.89%            1.80%             1.54%
     - Flow business                                    1.61%            1.49%             1.27%
     - Bulk business                                    3.25%            3.81%             4.27%

Insurance Inforce by credit score - Flow
     - Under 575                                         0.8%             0.8%              0.7%
      575 - 619                                          4.2%             4.2%              4.3%
      620 and above                                     95.0%            95.0%             95.0%

Insurance Inforce by credit score - Bulk
     - Under 575                                         3.0%             4.4%              3.4%
      575 - 619                                          6.2%             8.2%             11.4%
      620 and above                                     90.8%            87.4%             85.2%